Exhibit 99.1

Boundless Bio Reports First Quarter 2025 Financial Results and Business Highlights

Initial proof-of-concept data from the ongoing BBI-355 Phase 1/2 POTENTIATE trial in patients with oncogene-amplified cancers anticipated in the second half of 2025

Novel Kinesin program on track for mid-2025 development candidate nomination and IND filing in the first half of 2026

$138 million cash position provides operating runway into 2027

SAN DIEGO, May 9, 2025 – Boundless Bio (Nasdaq: BOLD), a clinical-stage oncology company interrogating extrachromosomal DNA (ecDNA) biology to deliver transformative therapies to patients with previously intractable oncogene amplified cancers, today announced financial results and business highlights for the fiscal quarter ended March 31, 2025.

“Boundless remains committed to delivering new therapeutic options to patients with high unmet need oncogene amplified cancers,” said Zachary Hornby, President and CEO of Boundless Bio. “We look forward to providing a clinical data update on our BBI-355 program later this year. Additionally, we expect to nominate a development candidate for our novel Kinesin program by mid-year, with plans to submit an IND in the first half of 2026."

Research and Development Highlights and Upcoming Milestones

BBI-355, a novel, oral, potent CHK1 inhibitor designed to target replication stress in oncogene-amplified cancers

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Enrollment is ongoing in the Phase 1/2 POTENTIATE trial. Preliminary clinical proof-of-concept safety and antitumor activity data are expected in the second half of 2025.

Novel Kinesin program targeting ecDNA segregation and inheritance

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Boundless expects to nominate a development candidate for its preclinical program targeting a previously undrugged kinesin by mid-2025, with an investigational new drug (IND) submission planned for the first half of 2026.

Recent Data Presentations

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Preclinical data from studies conducted with Boundless’s ribonucleotide reductase (RNR) inhibitor, BBI-825, were presented in an oral session at the American Association for Cancer Research (AACR) Annual Meeting. These data suggest that the combination of BBI-825 with mutant-specific, pan, and multi-RAS targeting inhibitors delayed or prevented acquired resistance in colorectal cancer preclinical models. Boundless continues to preclinically evaluate BBI-825 in various treatment settings.

First Quarter 2025 Financial Results

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Cash Position: Cash, cash equivalents, and short-term investments totaled $138.3 million as of March 31, 2025.
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Research and Development (R&D) Expenses: R&D expenses were $12.1 million for the first quarter of 2025, compared to $13.1 million for the same period in 2024.
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General and Administrative (G&A) Expenses: G&A expenses were $5.2 million for the first quarter of 2025, compared to $3.8 million for the same period in 2024.
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Net Loss: Net loss totaled $15.8 million for the first quarter of 2025, compared to $15.4 for the same period in 2024.

About Boundless Bio

Boundless Bio is a clinical-stage oncology company dedicated to unlocking a new paradigm in cancer therapeutics to address the significant unmet need of patients with oncogene amplified tumors. Boundless’s research focuses on extrachromosomal DNA (ecDNA), a root cause of oncogene amplification observed in 14 to 17% of cancer patients. Boundless Bio is developing the first ecDNA-directed therapeutic candidate (ecDTx), BBI-355, which is an oral inhibitor of checkpoint kinase 1 (CHK1) being evaluated in a Phase 1/2 clinical trial in patients with oncogene amplified cancers. Leveraging its Spyglass platform, Boundless Bio has additional ecDTx programs, including its novel Kinesin program, advancing through preclinical development and discovery. Boundless Bio is headquartered in San Diego, CA. For more information, visit www.boundlessbio.com and follow us on LinkedIn and X.

Forward-Looking Statements

Boundless Bio cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. The forward-looking statements are based on our current beliefs and expectations and include but are not limited to: the timing of expected preliminary clinical proof-of-concept data from the Phase 1/2 POTENTIATE trial, nomination of an ecDTx from the Kinesin program and submission of an IND application to the U.S. Food and Drug Administration (FDA) for that ecDTx, our anticipated cash runway and the sufficiency of our cash position to fund achievement of program milestones; the potential therapeutic applications and benefits of our ecDTx in treating patients with oncogene amplified cancers; our clinical and preclinical research and development plans for our ecDTx; and our ability to discover and develop new ecDTx. Our actual results and performance may differ materially from those expressed or implied in any forward-looking statement set forth in this press release due to numerous known and unknown risks and uncertainties, including, without limitation: we are early in our development efforts and our approach to discover and develop ecDTx directed against ecDNA in oncogene amplified cancers is novel and unproven; risks inherent in the business of discovering, developing, obtaining regulatory approval for, and commercializing drugs for use as human therapeutics and operating as an early clinical-stage company; we only have one ecDTx in clinical development and all of our other development efforts are in the discovery and preclinical development stage; results from preclinical studies or early clinical trials not necessarily being predictive of future results; potential delays in the commencement, enrollment, data readouts or completion of clinical trials or preclinical studies, or submission of an IND; final data from our clinical trials may be materially different from interim, topline or preliminary data we publish as more patient data become available and/or data undergo more comprehensive reviews and audit and verification procedures; analytical validation of our ecDNA diagnostic not necessarily being predictive of its clinical validity and utility; our dependence on third parties in connection with clinical trials, preclinical studies, ecDNA diagnostic development, and manufacturing; unfavorable results from clinical trials or preclinical studies; we may expend our limited resources to pursue a particular ecDTx and fail to capitalize on ecDTx with greater development or commercial potential; unexpected adverse side effects or inadequate efficacy of our ecDTx that may limit their development, regulatory approval, and/or commercialization; the potential for our programs and prospects to be negatively impacted by developments relating to our competitors, including the results of studies or regulatory determinations relating to our competitors; regulatory developments in the United States and foreign countries; disruptions in the FDA’s ability to perform routine activities or function in the normal course, including due to reduced staffing or funding levels, could result in longer review periods for our regulatory submissions and delay advancement of our ecDTx; we may use our capital resources sooner than we expect; we may be unable to obtain necessary additional funding when needed or on acceptable terms; the effect of macroeconomic and geopolitical events and conditions our business, operating costs, ability to raise additional capital, and stock price; and other risks described in our filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2024 and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investor Contacts:

Ben Flaum, Boundless Bio

bflaum@boundlessbio.com

Renee Leck, THRUST Strategic Communications
renee@thrustsc.com

Media Contact:

Carly Scaduto

carly@carlyscadutoconsulting.com

BOUNDLESS BIO, INC.
Financial Information

Statements of Operations Data:	Three Months Ended March 31,
(In thousands, except per share amounts)	2025	2024
Operating expenses:
Research and development	$12,138	$13,129
General and administrative	5,203	3,754
Total operating expenses	17,341	16,883
Loss from operations	(17,341)	(16,883)
Other income, net:
Interest income	1,585	1,421
Other income/ (loss), net	(2)	32
Total other income, net	1,583	1,453
Net loss	$(15,758)	$(15,430)
Net loss per share, basic and diluted	$(0.71)	$(12.27)
Weighted-average shares used in calculation	22,300	1,258

Balance Sheet Data:	March 31,	December 31,
(In thousands)	2025	2024
Cash, cash equivalents, and short-term investments	$138,253	$152,114
Total assets	$191,242	$206,409
Total liabilities	$54,650	$55,767
Accumulated deficit	$(217,230)	$(201,472)
Total stockholders' equity	$136,592	$150,642
Working capital (1)	$134,026	$146,255
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(1) We define working capital as current assets less current liabilities.